(d)(1)(i)

February 9, 2015

Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated November 18, 2014, (the “Agreement”) between Voya Partners, Inc. (“VPI”) and Directed Services LLC (“DSL”), we hereby notify you of our intention to retain you as Adviser to render investment advisory services to Voya Index Solution 2060 Portfolio and Voya Solution 2060 Portfolio, each a newly established series of VPI (the “Portfolios”), effective as of February 9, 2015, upon all of the terms and conditions set forth in the Agreement

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement.  The Amended Schedule A is attached hereto.  The remaining terms and conditions set forth in the Agreement will remain unchanged.

Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

		By:	/s/ Kimberly A. Anderson

Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.
ACCEPTED AND AGREED TO:
Directed Services LLC

By:	/s/ Todd Modic
Todd Modic
Vice President

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

DIRECTED SERVICES LLC

Series	Annual Investment Management Fee (as a percentage of average daily net assets)

Voya Aggregate Bond Portfolio (formerly, VY® PIMCO Bond Portfolio)	0.44%

VY® American Century Small-Mid Cap Value Portfolio	1.00% on the first $250 million of assets; 0.95% on the next $250 million of assets; and 0.90% on assets over $500 million

VY® Baron Growth Portfolio	0.85% of the first $1 billion of assets; 0.825% on the next $1 billion; and 0.80% of assets thereafter

VY® Columbia Contrarian Core Portfolio	0.80% on the first $500 million of assets; 0.75% on the next $500 million; and 0.70% on assets thereafter

VY® Columbia Small Cap Value II Portfolio	0.75%

VY® Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master; and 0.58% for Standalone Series

VY® Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master; and 0.48% for Standalone Series

VY® Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master; and 0.58% for Standalone Series

Voya Global Bond Portfolio	0.500% on the first $4 billion; 0.475% on the next $1 billion; 0.450% on the next $1 billion; and 0.430% on assets thereafter

Series	Annual Investment Management Fee (as a percentage of average daily net assets)

Voya Index Solution 2015 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2020 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2025 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2030 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2035 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2040 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2045 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

(1)      “Direct Investments” shall mean assets which are not Underlying Funds.

(2)      “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.

Series	Annual Investment Management Fee (as a percentage of average daily net assets)

Voya Index Solution 2050 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2055 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution 2060 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Index Solution Income Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

VY® Invesco Comstock Portfolio	0.60%

VY® Invesco Equity and Income Portfolio	0.55% on the first $750 million; 0.53% on the next $250 million; and 0.51% on assets thereafter

VY® JPMorgan Mid Cap Value Portfolio	0.75% on the first $500 million; 0.65% on the next $500 million; and 0.60% on assets thereafter

VY® Oppenheimer Global Portfolio	0.60% on the first $3 billion of assets; 0.58% on the next $1 billion of assets; 0.57% on the next 4 billion of assets; and 0.56% on assets thereafter

VY® Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; and 0.30% on assets thereafter

Voya Solution 2015 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Series	Annual Investment Management Fee (as a percentage of average daily net assets)

Voya Solution 2020 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2025 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2030 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2035 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2040 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2045 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2050 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution 2055 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Series	Annual Investment Management Fee (as a percentage of average daily net assets)

Voya Solution 2060 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Aggressive Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Balanced Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Conservative Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Income Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Moderately Aggressive Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

Voya Solution Moderately Conservative Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

VY® T. Rowe Price Growth Equity Portfolio	0.60%

VY® Templeton Foreign Equity Portfolio	0.80% on the first $500 million; and 0.75% on assets over $500 million